Presentation to:
American Bank Incorporated
Going Private
February 8, 2007

David G. Danielson

Danielson Capital, LLC

8300 Boone Blvd., Suite 200

Vienna, VA 22182

Phone: 703-564-9120

Fax: 703-564-9125

dgd@danielsoncapital.com

Table of Contents

Overview of a going private transaction

Who should consider a GPT?

Going private strategic considerations

The process

Determining a strategy

Impact on strategic direction

Reasons for going private

Reasons for not going private

Various methods

Voluntary

Involuntary

Other alternatives

Shareholder analysis

Stock price history

Conclusion

Overview of a Going Private Transaction

The bank is currently subject to SEC registration which is costly, time consuming and a burden on management

Going private allows the bank to de-register with the SEC if it can reduce its shareholder base below 300

Methods of de-registering can be voluntary or involuntary to the shareholder base

Once de-registered, the bank cannot list on NASDAQ but may list on OTC BB or
Pink Sheets

Who Should Consider a GPT?

Companies where the benefits of being a public company are outweighed by the costs and burdens of maintaining a public market

Typically these are companies with:

Low market capitalization

Few institutional investors

Little liquidity in the stock and no “real” liquidity or desire for liquidity among major stockholders.

No foreseeable need in the near future to raise capital through sales of securities in a public offering

A desire to restructure to increase profitability

Going Private Strategic Considerations

Strategic plan over the foreseeable future

Funding the transaction

Reaction from private shareholders, institutional shareholders, the local community and other banks.

Number of shareholders who must be eliminated

Likelihood of a favorable shareholder vote

Financial impact on the bank

Trading after the transaction

The Process

Step One: Determining a strategy

Consider the impact of a GPT on the bank’s strategic direction

Consider the relevant reasons for going private versus not going private

Review the various methods

Step Two: Shareholder analysis

Perform an analysis of the number of shareholders and their holdings

Devise a plan to reduce the number of shareholders to less than 300

Step Three: Valuation and analysis

Estimate cost savings and impact on earnings

Determine the fair value of the stock in a GPT

Determine amount of funding required

Step Four: Legal and fairness opinion

Determining a Strategy:
Impact on Strategic Direction

Capital needs – Raising capital in the future may become more difficult

Acquisitions – Sellers will want cash

Visibility – Less local ownership and potentially a lower profile in the community

Determining a Strategy:
Reasons For Going Private

To reduce the costs and burdens associated with being a public company

It is likely that the costs associated with being a public company will continue to increase without any commensurate benefit to shareholders

Operating as a private company will increase management flexibility by allowing it to focus more on long-term goals and less on short-term quarterly earnings

Allows management to focus on running the business rather than regulatory issues

The GPT will provide small shareholders with an opportunity for liquidity

Determining a Strategy:
Reasons for Going Private (continued)

Other benefits:

Decreases D&O costs

Reduces potential for shareholder lawsuits

Shareholders can still receive quarterly info

Leverages capital

Determining a Strategy:
Reasons For Not Going Private

Transaction cost of the GPT

Reduced liquidity of stock

Reduces visibility of company

Uncertain reactions from shareholders, local community, customers, employees and other banks

Loss of ownership in community and from customers

Stock-based compensation becomes less attractive for employees

Possibly creates hostile or competing offer from another bank

It is easier to raise capital and make acquisitions as a public company

Shareholders will lose certain protections and receive less information

Various Methods

Voluntary methods

Open market share repurchases

Tender offers

Involuntary methods

Reverse stock split

Cash-out merger

Create a new class of preferred stock

Mix – Create a new class of preferred stock and cash out merger*

Other alternatives

Leveraged buyout

Management buyout

Using Employee Stock Ownership Plan (ESOP)

* For the smallest shareholders

Voluntary:
Open Market Share Repurchase

Process

The Board authorizes repurchase plan

Company follows rules set forth by the SEC for share repurchases

Disadvantages

There is no guarantee that enough shareholders will sell enough shares to go private

There is no guarantee that a shareholder will sell all his shares – a problem if a large block is partially sold

It is difficult to predict how long this process will take

Voluntary:
Tender Offers

Process

Bank offers to buy back a set number of shares for a certain amount of time

A tender offer document must be mailed to shareholders setting forth the offer and its financial impact on the bank

Different types of tender offers

Odd-lot

Fixed Price

Dutch Auction

Advantages

This process is open to all shareholders

Shareholder participation is voluntary

Disadvantages

There is no guarantee that enough shareholders will sell enough shares to go private

There is no guarantee that a shareholder will sell all his shares – a problem if a large block is partially sold

If pro-rated, oversubscription can result in very few shareholders being eliminated

The bank must have enough capital to purchase shares

Involuntary:
Reverse Stock Split

Process

The bank establishes an exchange ratio that will guarantee that the remaining number of shareholders falls below 300

Shareholders with shares above the exchange ratio remain shareholders and receive cash for any fractional shares created by the transaction

Shareholders with fewer shares than the exchange ratio receive cash for their shares and are eliminated

The offering price

Is determined by the Board and must be considered “fair”

In many cases the Board receives a “fairness opinion” from its financial advisor.

Advantages

Can choose to include or exclude beneficial shareholders

Process will ensure number of shareholders falls below 300

Disadvantages

Process is involuntary

Transaction must be approved by all shareholders

Does not offer shareholders an opportunity to retain an equity interest in bank

Involuntary:
“Cash-Out” Merger

Process

The number of outstanding shares is reduced

An exchange ratio is established that will guarantee that the remaining number of shareholders falls below 300

Shareholders holding more shares than the exchange ratio are not affected

Shareholders with fewer shares than the exchange ratio receive cash for their shares and are eliminated

This method involves a merger with a merger sub organized to facilitate the GPT

Merger sub merges into bank

The exchange ratio for the merger sub’s shares and the bank’s shares are set to result in the elimination of the necessary number of shareholders

Advantages

Process will ensure number of shareholders falls below 300

Disadvantages

Process is involuntary

Transaction must be approved by all shareholders

Does not offer shareholders an opportunity to retain an equity interest in bank

Involuntary:
Create a New Class of Stock

Process

Shareholders will be split into two groups, depending on the number of shares held*

Group 1: Shareholders owning 1,000 shares or more are unaffected

Group 2: Shareholders owning less than 1,000 shares have option to receive the new class of preferred stock or cash.

Any shareholder in Group 2 who does not show preference for either option may be deemed to have elected the cash consideration

Advantages

Can be perceived as a more “friendly” way of going private

Preferred stock can count towards Tier 1 capital if structured properly

Can be structured to give those receiving preferred stock have the option to receive cash instead

Less cash used as a portion of shareholders will elect to receive the new class of preferred stock

Disadvantages

Uncertainty in counting number of shareholders (in street name, under a broker, beneficial interests)

Illiquidity of new security

If preferred stock is issued there is a dividend cost

If option to receive cash is offered, there is no way to determine how much will be needed

*Number of shares is used as an example in this page and subsequent pages.

Involuntary:
Create New Class of Stock and Cash Out

Process  - Same as previous page but third group added

NEW Group 3: Shareholders owning 100 or fewer shares must
receive cash

Advantages – The bank will be able to determine in advance the exact cost of these shares and the exact number of shareholders affected

Disadvantages – These shareholders will have no choice and their ownership is terminated

Other Alternatives

Leveraged buyout – Outside group

Management buyout – Inside group

ESOP buyout

Shareholder Analysis of American

These shareholders are registered with American
and will be eliminated

426

Shareholders with less than 1,000 shares

Shareholders under these “top level” brokers are not
counted as individual shareholders

  33

  Plus: Brokers on Cede & Co /NOBO list

Goal is less than 300

275

  Shareholders after GPT

Shareholders in this category will be unaffected

242

  Shareholders with 1,000 or more*

Shareholders under top level brokers are not

Shareholders under a “top level” broker

individually counted in the proposed transaction

121

     Shareholder with more than 1,000 shares

Notes

# of
shareholders

Registered Shareholders

295

     Shareholders with less than 1,000 shares

*Adjusted

Source: American Bank internal reports

$10.00
$9.80
$9.60
$9.40
$9.20
$9.00
$8.80
$8.60
$8.40
$8.20
$8.00
$7.80
$7.60
$7.40
2003
2004
2005
2006
Stock Price

DANIELSON CAPITAL

American – Stock History

$10.00
$9.80
$9.60
$9.40
$9.20
$9.00
$8.80
$8.60
$8.40
$8.20
$8.00
$7.80
$7.60
$7.40
Jan-06
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06
Nov-06
Dec-06
Jan-07
Average Weighted Closing Price

DANIELSON CAPITAL

American – Recent Stock Prices

Conclusion

A GPT is a logical step for American

Market capitalization is too small and liquidity too low to truly benefit from being a public company

No foreseeable need to tap the public market for capital

And once private, American is projecting a substantial cost savings of approximately
$250,000 annually.